UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                            of 1934


Date of Report (Date of earliest event reported) October 11, 2007


                   URANIUM HUNTER CORPORATION
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                          N/A
(State or other jurisdiction                       (I.R.S. Employer
of incorporation)                               Identification No.)

First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario, Canada                                    M5X 1K7
(Address of principal                                    (Zip Code)
executive offices)


Registrant's telephone number, including area code: (416) 915-3199

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[   ]  Written  communications pursuant to  Rule  425  under  the
       Securities Act (17 CFR 230.425)

[   ]  Soliciting  material  pursuant  to  Rule  14a-12  under  the
       Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement  communications pursuant to  Rule  14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement  communications pursuant to  Rule  13e-4(c)
       under the Exchange Act (17 CFR 240.13e-4 )

Item 8.01 Other Events.

     On October 11, 2007, Uranium Hunter Corporation (the "Company") entered into a letter of intent (the "Letter of Intent") with Pinewood Resources Ltd. ("Pinewood") to earn a 75% interest in the "Karoo" Project which contains approximately 8,600 square kilometers of Karoo-based uranium exploration lands located in the Southern regions of Tanzania (the "Property").

     Under the terms of the letter of intent, the Company may earn a 75% interest in the Property by making a cash payment of $50,000.00 within 5 days of signing a definitive agreement. The Company must also make all property payments and taxes to keep the Property in good standing. The Company will be responsible for funding all exploration costs until it has earned its 75% interest, after which time the costs shall be shared proportionally. At the first, second and third anniversary of the agreement, the Company must also pay to Pinewood $5,000.00, $10,000.00 and $15,000.00 per retained license for each of the 18 properties included in the Property. However, the Company, in its sole discretion, may abandon payments for a property if it chooses not to proceed with a property. The Company may also make payments for the retained license by way of restricted shares, the terms and mechanisms of which will be contained in the definitive agreement. The Company must also issue to Pinewood 150,000 restricted shares payable over a 12-month period, 50,000 due 30 days after signing the definitive agreement, 50,000 shares within 6 months of signing the definitive agreement and 50,000 shares within 12 months of signing the definitive agreement.

     The Company may earn up to a 100% interest in the property upon issuing Pinewood restricted shares subject to valuations of the Property, the terms and mechanisms of which will be contained in the definitive agreement.

     The Company is presently conducting due diligence on the Property and expects the definitive agreement to be signed on or
before December 11, 2007.   No assurance can be given that a
definitive agreement will be signed or that the Company will be able to make the payments and expenditures contemplated by the Letter of Intent.



Item 9.01      Financial Statements and Exhibits.

Exhibits:

99.1 Press release dated October 12, 2007

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                URANIUM HUNTER CORPORATION
                                (Registrant)


Dated:    October 16, 2007      By:  /s/ Adam Cegielski
                                Name:    Adam Cegielski
                                Title:   President and Chief
                                         Executive Officer